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Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-190539

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 12, 2013)

$15,000,000
Class A Common Stock

        We have entered into an At Market Issuance Sales Agreement with MLV & Co. LLC, or MLV, dated January 30, 2012, as amended on September 19, 2013, which we refer to as the sales agreement, relating to shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock, $0.01 par value per share, having an aggregate offering price of up to $15,000,000 from time to time on the NASDAQ Capital Market or other market for our Class A common stock in the U.S. through MLV acting as our agent.

        Our Class A common stock is listed on the NASDAQ Capital Market under the symbol "WAVX". On September 4, 2013, the last reported sale price of our Class A common stock on the NASDAQ Capital Market was $1.37 per share.

        Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at-the-market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Capital Market or other market for our Class A common stock in the U.S., sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        MLV will be entitled to compensation at a fixed commission rate of 3% of the gross sales price per share sold. In connection with the sale of the our Class A common stock on our behalf, MLV may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts.

        As of September 4, 2013, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or the public float, was approximately $43.3 million, which was calculated based on 31,627,220 shares of outstanding Class A common stock held by non-affiliates and on a price per share of $1.37, the closing price of our Class A common stock on the Nasdaq Capital Market on September 4, 2013. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        Before buying shares of our Class A common stock, you should carefully consider the risk factors described in "Risk Factors" beginning on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 20, 2013.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying prospectus to "Wave", "our Company," "we," "us," "our," or similar references mean Wave Systems Corp. and its subsidiaries on a consolidated basis.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Class A common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the shares of our Class A common stock we may offer from time to time under our shelf registration statement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

        We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may authorize to be provided to you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Class A common stock, nor do this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy our Class A common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any related free writing prospectus is delivered or our Class A common stock is sold on a later date.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ABOUT WAVE SYSTEMS CORP.

        Wave develops, produces and markets products for hardware-based digital security, including security applications and services that are complementary to, and work with, the specifications of the Trusted Computing Group, www.trustedcomputinggroup.org (the "TCG"), an industry standards organization comprised of computer and device manufacturers, software vendors and other computing products manufacturers. Specifications developed by the TCG are designed to address a broad range of current and evolving digital security issues. These issues include: identity protection, data security, digital signatures, electronic transaction integrity, platform trustworthiness, network security and regulatory compliance.

        The TCG was formed in April 2003 by its promoting founders: AMD, HP, IBM, Intel, and Microsoft. Wave was initially invited to join the founding group as a contributing member. Since 2008, Wave has held a permanent seat on the TCG Board of Directors (the "TCG Board"). Wave has also elevated its membership status to "Promoter", the highest level of the TCG. Permanent members of the TCG Board provide guidance to the organization's work groups in the creation of specifications used to protect personal computers ("PCs") and other computing devices from attacks and to help prevent data loss and theft. Wave's enhanced membership status allows it to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces. Wave is eligible to serve on and chair the TCG Board and the Work Groups and Special Committees thereof. Wave is permitted to submit revisions and addendum proposals for specifications with design guides and is similarly permitted to review and comment on design guides prior to their adoption.

        One of the current TCG specifications recommends a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module ("TPM") that contains protected storage and performs protected activities, including platform authentication, protected cryptographic processes and capabilities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a "Trusted Platform"). The TPM is a hardware chip that is separate from the platform's main CPU (s) that enables secure protection of files and other digital secrets and performs critical security functions such as generating, storing and protecting "cryptographic keys" which are secret codes used to decipher encrypted or coded data. While TPMs provide the anchor for hardware security, known as the "root of trust", trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.

        Prior to the formation of the TCG, Wave developed its pioneering EMBASSY® (EMBedded Application Security System) Trust System. The EMBASSY Trust System is a combination of client hardware consisting of the EMBASSY 2100 security chip (the "EMBASSY chip") and its firmware, and software consisting of the Trust Assurance Network ("TAN"), a back-office infrastructure that manages its security functions. As the market for TPM-enabled products has developed with computing devices being shipped in volume by leaders in the PC industry, Wave has enabled the development work on the EMBASSY Trust System to support security hardware based on the TCG specifications by repurposing these product assets. Wave has since developed a set of applications known as the EMBASSY Trust Suite, EMBASSY Trust Server products, middleware and software tools to work with various other chip manufacturers' TCG-specified TPMs that are now available.

        On September 22, 2011 Wave completed its acquisition of 100% of the business of Safend Ltd. ("Safend"), a company incorporated under the laws of Israel. Safend provides endpoint data loss protection solutions, including port and device control, encryption for removable media and content inspection and discovery.

        Wave's operations to-date have consisted primarily of product development, performance under contract to develop products and marketing and sales to PC and semi-conductor chip original equipment manufacturers ("OEMs"), resellers, and enterprises.

        Please carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Wave's principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and Wave's telephone number is (413) 243-1600. We maintain a website at http://www.wave.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Various statements made in this prospectus supplement under the captions "Our Company" and "Risk Factors," and made elsewhere in this prospectus supplement, the accompanying prospectus, and in documents incorporated by reference in this prospectus supplement, are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, level of activity or performance to be materially different from those expressed or implied by any forward-looking statement. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement, include, without limitation, forward-looking information about the following:

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  the development of the markets and demand for our products and services;

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  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

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  our ability to generate revenues from sales of products;

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  our ability to generate license and other fee revenue in the future;

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  the amounts we invest in research and development activities in the future;

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  future levels of operating expenses associated with our business;

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  our future revenues and results of operations;

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  our future exposure to market risk; and

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  our future capital needs and our ability to fund those needs.

        When used in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement, the words "may," "will," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "future," "could," "should," "would," "expect," "envision," "potentially" and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus supplement under the heading "Risk Factors," the accompanying prospectus, and the documents incorporated herein by reference.

        In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our Class A common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

THE OFFERING

Class A common stock offered by us pursuant to this prospectus supplement	Shares having an aggregate offering price of up to $15,000,000.
Manner of offering

"At-the-market offering" that may be made from time to time on the NASDAQ Capital Market or other market for our Class A common stock in the U.S. through our agent, MLV & Co. LLC. See "Plan of Distribution" on page S-20.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See "Use of Proceeds" on page S-16.
NASDAQ Capital Market symbol	WAVX
Risk factors

This investment involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

        Any investment in our Class A common stock is risky. Prior to making a decision about investing in our Class A common stock, you should carefully consider the specific risks discussed below, together with all of the other information contained in this prospectus supplement, the accompanying prospectus, or otherwise incorporated by reference in this prospectus supplement. The risks and uncertainties described below and in Wave's SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus or Wave's SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the value of our Class A common stock could decline, and you might lose all or part of your investment.

         You may experience immediate dilution in the book value per share of the Class A common stock you purchase.

        Because the price per share of our Class A common stock being offered may be substantially higher than the book value per share of our Class A common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Sales of our Class A common stock in this offering, if any, will be made from time to time at market prices prevailing at the time of sale or at prices related to such prevailing market prices. If you purchase common stock in this offering at an assumed offering price of $4.16 per share, which is the highest reported closing price of our common stock on the NASDAQ Capital Market between January 1, 2013, the beginning of our current fiscal year, and September 4, 2013, you will suffer immediate and substantial dilution of $4.13 per share in the net tangible book value of the common stock. See "Dilution" for a more detailed discussion of the dilution you may incur in this offering.

         Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        We currently intend to use the net proceeds received from the sale of our Class A common stock for working capital and other general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

         Substantial future sales of our Class A common stock in the public market may depress our stock price and make it difficult for you to recover the full value of your investment in our shares.

        As of September 4, 2013, we had 31,524,025 shares of Class A common stock outstanding. Additionally, we had 2,360,569 warrants outstanding and exercisable for shares of our Class A common stock at exercise prices ranging from $1.27 to $4.62 and 2,500,069 options outstanding and exercisable for shares of our Class A common stock with a weighted average exercise price of $9.15 per share. The exercise of such warrants and options would collectively result in the issuance of an additional 4,860,638 shares of our Class A common stock that would be freely tradable. Sales of substantial amounts of Class A common stock in the public market could adversely affect the prevailing market price of our Class A common stock and also could make it more difficult for us to raise funds through future offerings of Class A common stock.

         In preparing our financial statements for the fiscal year ended December 31, 2012, we identified a material weakness in our internal control over financial reporting, and our failure to remedy this or other material weaknesses could result in material misstatements in our financial statements.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is defined in Rule 13-a15(f) and 15-d15(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our management identified a material weakness in our internal control over financial reporting as of December 31, 2012. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified by management as of December 31, 2012 related to our failure to maintain sufficient professional accounting resources to effectively execute our internal controls and procedures over significant, complex accounting matters. See "Item 9A—Management's annual report on internal control over financial reporting" included in the December 31, 2012 Form 10-K filed on March 18, 2013 for further information. In addition, based on an evaluation of our disclosure controls and procedures as of June 30, 2013, and due to the material weakness in our internal control over financial reporting described above, our chief executive officer and chief financial officer concluded that, as of such date, our disclosure controls and procedures were not effective.

        We have begun to implement remedial measures designed to address this material weakness. If our remedial measures are insufficient to address this material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

         Our business, financial condition and results of operations may be adversely affected by the unprecedented economic and market conditions.

        The recent global economic downturn could significantly and adversely affect our business, financial condition and results of operation in various ways. The decline in economic conditions has negatively impacted the demand for our products and services and our ability to conduct our business, thereby reducing our revenues and earnings. In addition, the economic downturn, has negatively impacted, and/or may negatively impact among other things:

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  the continued growth and development of our business;

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  our liquidity;

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  our ability to raise capital and obtain financing; and

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  the price of our common stock.

         We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

        We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave's revenue during the six-months ended June 30, 2013 was less than operating expenses as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of the digital security industry in which we operate. As of June 30, 2013, we had an accumulated deficit of approximately $410.6 million and negative working capital of approximately $8.3 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

  To achieve profitability we must, among other things:

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  convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

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  continue to convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing;

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  convince consumers to choose to order, purchase and accept products using our products and services;

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  continue to maintain the necessary resources, especially talented software programmers;

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  continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

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  generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

        If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

         We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. We expect to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        In addition to our efforts to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, we may evaluate additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If Wave issues additional shares of stock, Wave's stockholders' ownership will be diluted and the shares issued may have rights, preferences or privileges senior to those of Wave's common stock. In addition, if we pursue debt financing we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate, which would in turn impede our ability to achieve our business objectives. Even if we are successful in raising additional capital, uncertainty with respect to Wave's viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not our business model is viable. If we are not successful in generating sufficient cash flow or obtaining additional funding, we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures. Due to our current cash position, our forecasted capital needs over the next twelve months and beyond, the fact that we will require additional financing and uncertainty as to whether we will achieve our sales forecast for our products and services, substantial doubt exists with respect to our ability to continue as a going concern.

         A single customer accounts for a significant portion of our revenues and, therefore, the loss of that customer may have a material adverse effect on our results of operations.

        We expect that a small number of customers will continue to account for a large portion of our revenues for the foreseeable future. We have one customer that accounted for approximately 45% of our revenue for the six-month period ended June 30, 2013. If our relationship with any of our significant customers were disrupted, we could lose a significant portion of our anticipated revenues which may have a material adverse effect on our results of operations.

        Factors that could influence our relationships with our customers include, among other things:

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  our ability to sell our products at prices that are competitive with our competitors;

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  our ability to maintain features and quality standards for our products sufficient to meet the expectations of our customers; and

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  our ability to produce and deliver a sufficient quantity of our products in a timely manner to meet our customers' requirements.

         If our OEM customers fail to purchase our components or to sell sufficient quantities of their products incorporating our components, or if our OEM customers' sales timing and volume fluctuates, it may have a material adverse effect on our results of operations.

        In general, our ability to make sales to OEM customers depends on our ability to compete on price, delivery and quality. The timing and volume of these sales depend upon the sales levels and shipping schedules for the products into which our OEM customers incorporate our products. Thus, even if we develop a successful component, our sales will not increase unless the product into which our component is incorporated is successful. If our OEM customers decide not to incorporate our products as components of their products or fail to sell a sufficient quantity of products incorporating our components, or if the OEM customers' sales timing and volume fluctuate, it may lead to a reduction in our sales and have a material adverse effect on our results of operations.

        Sales to a relatively small number of OEM customers, as opposed to direct retail sales to end customers, comprise a large portion of our revenues. Dell accounted for approximately 45% of our revenue for the six-months ended June 30, 2013. From time to time Dell updates its hardware platforms with new security solutions packages. Our bundled software has been included on Dell platforms since 2006 (including on the Dell Data Protection Access solution (DDPA) that is currently shipping). On March 15, 2013, Dell notified us that it will be replacing the DDPA solution in its next generation of client hardware platforms expected to begin shipping later this year. As it has with other solution upgrades since 2006, Dell has also informed us that it will continue to discuss with Wave opportunities to include our software on new and future Dell platforms and that it plans to continue to include our bundled software with Dell hardware platforms that are currently shipping. However, Dell has not communicated to us any decisions regarding the next platform and we have no assurance that our software will be included in Dell's new or future platforms. If we are not successful in continuing to sell our technologies with Dell's new and future platforms, this could have a material adverse impact on our revenues in years after 2013.

         Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

        The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

        Wave's business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

        As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

         Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

        Wave's product offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

        Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

         Our products have not been accepted as industry standards, which may slow their sales growth.

        We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology, and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

         If we do not keep up with technological changes our product development and business growth will suffer.

        Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements and emerging industry standards, our success will depend upon, among other things, our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer and we may not have the ability to remain in business.

         We are subject to risks relating to potential security breaches of our software products.

        Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

        A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks. If the security of products or services is breached, our results of operations may be materially adversely affected by the liability resulting from the breach.

         Competition and competing technologies may render some or all of our products non-competitive or obsolete.

        An increasing number of market entrants have introduced or are developing products and services that compete with Wave's. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave's potential competitors include security solutions providers such as RSA Security, Inc. (a division of EMC), Symantec, CA, Verisign, Inc., Entrust, Inc., Utimaco (acquired by Sophos), PGP (acquired by Symantec), Credant, SafeBoot (acquired by McAfee), SafeNet, WinMagic, Secude (acquired by SAP) and GuardianEdge (acquired by Symantec) and major systems integrators such as IBM, HP and EDS. In addition, Wave competes with other client security applications companies that are developing trusted computing applications including Softex Incorporated, Phoenix Technologies Ltd., Infineon Technologies AG and Microsoft.

        Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave's early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

         We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

        Due in large part to Wave's early stage and lesser name recognition we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems' integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

         Product defects or development delays may limit our ability to sell our products.

        We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market's demand.

         If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

        We believe that our future success depends upon the continued service of our key technical personnel and on our ability to attract and retain highly skilled technical, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

         We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

        Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

        We rely on trade secrets and proprietary know-how which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. However, intellectual property laws may not adequately protect our technology. We have registered various trademark and service mark registrations with the United States Patent and Trademark Office. Wave may apply for additional name and logo marks in the United States and foreign jurisdictions in the future, but we cannot be assured that registration of any of these trademarks will be granted.

         We conduct a portion of our operations in the State of Israel and, therefore, political, economic and military instability in Israel and its region may adversely affect our business.

        Safend's operations are located in the State of Israel which will constitute a material portion of our business. Accordingly, political, economic and military conditions in Israel and the surrounding region may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Although Israel has entered into peace treaties with Egypt and Jordan, and various agreements with the Palestinian Authority, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians and others, since September 2000. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created heightened unrest and uncertainty in the region. In mid-2006, Israel engaged in an armed conflict with Hezbollah, a Shiite Islamist militia group based in Lebanon, and in June 2007, there was an escalation in violence in the Gaza Strip. From December 2008 through January 2009, Israel engaged in an armed conflict with Hamas, which involved missile strikes against civilian targets in various parts of Israel and which negatively affected business conditions in Israel. Presently, there is great international concern in connection with Iran's efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran's successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel.

        Recent political uprisings, regime changes and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and have raised new concerns regarding security in the region and the potential for armed conflict. Among other things, this instability may affect the global economy and marketplace through changes in oil and gas prices. Further escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and the portion of our business related to our operations there.

         Safend received Israeli government grants for certain of its research and development activities. The terms of these grants may require Safend to meet certain requirements in order to manufacture products and transfer technologies outside of Israel. Safend may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.

        The research and development efforts of Safend have been financed, in part, through grants that Safend has received from the Israeli Office of the Chief Scientist, or OCS. Safend therefore must comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations, or the Research Law regarding the intellectual property and products generated by Safend. The terms of these grants and the Research Law restrict the transfer of know-how if such know-how is related to products, know-how and/or technologies which were developed using the OCS grants, and the transfer of manufacturing or manufacturing rights of such products, technologies and/or know-how outside of Israel without the prior approval, pursuant to the Research Law, of the appropriate authority of the OCS. Therefore, the discretionary approval of an OCS committee will be required for any transfer to third parties outside of Israel of rights related to certain of Safend's technologies which have been developed with OCS funding. Safend may not receive the required approvals should it wish to transfer this technology and/or development outside of Israel in the future.

        Furthermore, the OCS may impose certain conditions on any arrangement under which Safend transfers technology or development out of Israel. Overseas transfers of technology, manufacturing and/or development from OCS funded programs, even if approved by the OCS, may be subject to restrictions set forth in the Research Law. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. If Safend fails to comply with the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any OCS payments previously received by Safend, together with interest and penalties, and may also be subject to criminal penalties.

         We may not be able to realize all of the anticipated benefits of our acquisition of Safend if we fail to integrate Safend successfully, which could reduce our profitability.

        Our ability to realize the anticipated benefits of our acquisition of Safend will depend, in part, on our ability to integrate the business of Safend successfully and efficiently with our business. The combination of two independent companies is a complex, costly and time-consuming process. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, preclude realization of the full benefits expected by us. If we are not successful in this integration, our financial results could be adversely impacted. Our management will be required to dedicate significant time and effort to this integration process, which could divert their attention from other business concerns. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other relationships, a loss of key employees, and diversion of management's attention, and may cause our stock price to decline. The difficulties of combining the operations of the two companies include, among others:

  •
  challenges associated with minimizing the diversion of management attention from ongoing business concerns;

  •
  addressing differences in the business cultures of Wave and Safend;

  •
  coordinating geographically separate organizations which may be subject to additional complications resulting from being geographically distant from our other operations;

  •
  coordinating and combining international operations, information systems, relationships, and facilities, and eliminating duplicative operations;

  •
  retaining key employees and maintaining employee morale;

  •
  unanticipated changes in general business or market conditions that might interfere with our ability to carry out all of its integration plans; and

  •
  preserving important strategic and customer relationships.

        In addition, even if Safend's operations are integrated successfully with ours, we may not realize the full potential benefits of the transaction, including the leveraging of production and combined research and development that are expected. Such benefits may not be achieved within our anticipated time frame, or at all.

         Regulation of international transactions may limit our ability to sell our products in foreign markets.

        Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, North Korea, Sudan and Syria.

        Any new product offerings will be subject to review by the Bureau of Export Administration to determine what export classification they will receive. Enhancements to existing products may be subject to review by the Bureau of Export Administration to determine their export classification. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently we are allowed to export the products for which we have received classification in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

        In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part on having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.

         Our stock price is volatile.

        The price of our Class A common stock has been, and likely will continue to be, subject to wide fluctuations in response to a number of events and factors, such as:

  •
  quarterly variations in operating results;

  •
  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

  •
  the operating and stock price performance of other companies that investors may deem comparable to us; and

  •
  news reports relating to trends in our markets.

        In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense. The diversion of management's attention and capital resources could have a material adverse affect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

         Sales of our common stock under the sales agreement, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        Under the sales agreement with MLV, we may offer to sell shares of our common stock from time to time through MLV acting as agent. Continued sales of our common stock, if any, under the sales agreement, including pursuant to this prospectus supplement and the accompanying prospectus, will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Future sales of our common stock are not guaranteed, and there are no firm commitments to receive funding under the sales agreement. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

         We may be subject to conflicts of interest that could adversely slow our corporate governance process.

        Our Board of Directors does not include any representatives of our strategic partners. However, our Board of Directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board's deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

         Governmental regulation may slow our growth and decrease our profitability.

        There are currently few laws or regulations that apply directly to the internet. Because our business is dependent in significant respect on the internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of internet usage or the acceptance of internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

        Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

         If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

        If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

         If our common stock ceases to be listed for trading on the NASDAQ Capital Market it may harm our stock price and make it more difficult to sell shares.

        Our common stock is listed on the NASDAQ Capital Market. In order to maintain our NASDAQ listing NASDAQ Marketplace Rule 5550(a)(2) requires that the bid price for our common stock not fall below $1.00 per share for a period of 30 consecutive trading days. Because of the volatility in our common stock price there can be no assurance that we will be able to maintain compliance with this requirement. If our minimum bid price remains below $1.00 for 30 consecutive trading days, under the current NASDAQ Capital Market rules, we will have a period of 180 days to attain compliance by meeting the minimum bid price requirement for 10 consecutive days during the compliance period. In the event that we do not regain compliance during such 180 day period we would be entitled to an additional 180 day compliance period if we meet the other initial listing requirements of the NASDAQ Capital Market at the end of such initial 180 day period. If our common stock ceases to be listed for trading on the NASDAQ Capital Market we expect that our common stock would be traded on the Financial Industry Regulatory Authority's Over-the-Counter Bulletin Board (OTC-BB). The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Capital Market. If our common stock ceases to be listed for trading on the NASDAQ Capital Market for any reason it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.

USE OF PROCEEDS

        Except as described in any free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and other general corporate purposes.

        We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities or guaranteed obligations of the U.S. government.

DILUTION

        Our net tangible book value as of June 30, 2013 was $(13,344,877), or $(0.423) per share of Class A common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our Class A common stock outstanding. If our Class A common stock is sold at $1.37 per share, which is the last reported sale price of our Class A common stock on the NASDAQ Capital Market on September 4, 2013, there would be no material increase or dilution in net tangible book value to our existing stockholders or new investors. However, sales of our Class A common stock in this offering, if any, will be made from time to time at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Accordingly, we have selected $4.16 per share, which is the highest reported closing price of our Class A common stock on the NASDAQ Capital Market between January 1, 2013, the beginning of our current fiscal year, and September 4, 2013, as the assumed offering price, in order to illustrate the potential increase in net tangible book value to our existing stockholders and the potential material dilution in net tangible book value to new investors. After giving effect to the sale of our Class A common stock in the aggregate amount of $15,000,000 at such an assumed offering price of $4.16 per share, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2013 would have been $1,165,123, or $0.0331 per share of Class A common stock. This represents an immediate increase in the net tangible book value of $0.4561 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $4.1269 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$4.16
Net tangible book value per share as of June 30, 2013	$(0.4230)
Increase per share attributable to new investors	(0.4561)

As-adjusted net tangible book value per share after this offering		(0.0331)

Net dilution per share to new investors		$4.1269

        The table above assumes for illustrative purposes that an aggregate of 3,605,769 shares of our Class A common stock are sold at a price of $4.16 per share, which is the highest reported closing price of our Class A common stock on the NASDAQ Capital Market between January 1, 2013, the beginning of our current fiscal year, and September 4, 2013, for aggregate gross proceeds of $15,000,000. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.16 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $15,000,000 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.0338 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $5.1262 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.16 per share shown in the table above, assuming all of our Class A common stock in the aggregate amount of $15,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.0321 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $3.1279 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

        The calculations above are based upon 31,538,367 shares of our Class A common stock outstanding as of June 30, 2013 and exclude

  •
  3,707,463 shares of Class A common stock subject to outstanding options as of June 30, 2013, having an average weighted exercise price of $8.59, -0- of which have been exercised through September 4, 2013; and

  •
  2,288,301 shares of Class A common stock subject to outstanding warrants as of June 30, 2013, having an average weighted exercise price of $2.68, -0- of which have been exercised through September 4, 2013.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

        In this offering, we may offer and sell shares of our Class A common stock, $0.01 par value per share, having an aggregate offering price of up to $15,000,000 from time to time on the NASDAQ Capital Market or other market for our Class A common stock in the U.S. through MLV & Co. LLC acting as agent. As of September 4, 2013, our authorized share capital consisted of 150,000,000 shares of Class A common stock, of which 31,524,025 were issued and outstanding. The material terms and provisions of our shares of Class A common stock are described under the captions "Description of Capital Stock", on page 3 of the accompanying prospectus.

PRICE RANGE OF OUR CLASS A COMMON STOCK

        Our Class A common stock is listed on the NASDAQ Capital Market under the symbol "WAVX". The following table sets forth the high and low per share sale prices of our Class A common stock on the NASDAQ Capital Market for the periods indicated.

NASDAQ Capital Market

	High	Low
Fiscal Year Ended December 31, 2011
First Quarter	$5.31	$2.76
Second Quarter	3.52	2.10
Third Quarter	2.93	1.88
Fourth Quarter	2.92	2.01
Fiscal Year Ended December 31, 2012
First Quarter	$2.59	$1.60
Second Quarter	1.92	0.65
Third Quarter	1.20	0.53
Fourth Quarter	1.02	0.59
Fiscal Year Ended December 31, 2013
First Quarter	$4.24	$2.60
Second Quarter	2.80	1.20
Third Quarter (through September 4, 2013)	1.91	0.87

 DIVIDEND POLICY

        We have never declared, nor paid, cash dividends on our Class A Common Stock. We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends on our Class A Common Stock in the foreseeable future.

CERTAIN U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

        This section summarizes certain U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a "non-U.S. holder", other than a non-U.S. holder that owns, or has owned, actually or constructively, more than 5% of our Class A common stock. For this purpose, you are a "non-U.S. holder" if you are:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from common stock.

        A "non-U.S. holder" does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our Class A common stock.

        This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Code, existing and proposed Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

        If a partnership holds our Class A common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment and the activities of the partnership. A partner in a partnership holding our Class A common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our Class A common stock.

        You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of our Class A common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

        As discussed under "Dividend Policy" above, we do not currently expect to pay dividends. In the event that we do pay dividends, except as described below, if you are a non-U.S. holder of our Class A common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. In order to obtain a reduced rate of withholding, a non-U.S. holder is required to provide evidence, generally on an Internal Revenue Service Form W-8BEN, establishing its entitlement to benefits under a treaty.

        The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Common Stock

        If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our Class A common stock unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

  •
  we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter, and our Class A common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

        Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a non-U.S. holder's disposition of common stock become, a U.S. real property holding corporation.

Federal Estate Taxes

        Any of our Class A common stock held by a non-U.S. holder at the time of death will be included in the holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        Information returns will be filed with the Internal Revenue Service in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A common stock. You may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

  Foreign Accounts and the HIRE Act

        The Foreign Account Tax Compliance Act ("FATCA"), enacted in 2010 as part of the Hiring Incentives to Restore Employment Act ("HIRE Act"), may impose withholding taxes on certain types of payments made to "foreign financial institutions" (as specifically defined under these rules) and certain other foreign entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain foreign holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or, if resident in a jurisdiction with which the United States has signed an intergovernmental agreement ("IGA") to implement FATCA, comply with the IGA and any local legislation enacted pursuant to the IGA. The legislation would apply to dividends paid after June 30, 2014 or gross proceeds paid after December 31, 2016. You should consult your tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

        We have entered into an At Market Issuance Sales Agreement with MLV & Co. LLC, or MLV, dated January 30, 2012, as amended on September 19, 2013, which we refer to as the sales agreement, under which we may issue and sell shares our Class A common stock having aggregate sales proceeds of up to $15,000,000 from time to time on the NASDAQ Capital Market or other market for our Class A common stock in the U.S. through MLV acting as agent. The sales agreement has been filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement. MLV may sell the common stock by any method that is deemed to be an "at-the-market" equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Capital Market or any other existing trading market for our Class A common stock in the U.S. or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to our prior approval. We may instruct MLV not to sell our Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or MLV may suspend the offering of our Class A common stock upon notice and subject to other conditions. As an agent, MLV will not engage in any transactions that stabilize the price of our Class A common stock.

        We will pay MLV commissions for its services in acting as agent in the sale of our Class A common stock. MLV will be entitled to compensation at a fixed commission rate of 3% of the gross sales price per share sold. The following table shows the commissions and proceeds, before our estimated offering expenses, to us, assuming shares of our Class A common stock having aggregate sales proceeds of $15,000,000 are sold at a price of $1.37 per share, the last reported sale price of our Class A common stock on the NASDAQ Capital Market on September 4, 2013.

	Per Share*	Total*
Public offering price	$1.37	$15,000,000
Sales agent commissions	$0.04	$450,000
Proceeds, before expenses, to us	$1.33	$14,550,000

*
This is an offering that will be made, if at all, from time to time at the then-prevailing market prices on the NASDAQ Capital Market or other market that our Class A common stock trades on in the U.S. Therefore, there can be no assurances that the per share or total public offering price, sales agent commissions, and proceeds, before expenses, will be as set forth above.

*
Sales agent commissions for sales of our Class A common stock will be at a fixed commission rate of 3% of the gross sales price per share sold.

        We estimate that the total expenses for the offering, excluding compensation payable to MLV under the terms of the sales agreement, will be approximately $40,000.

        Settlement for sales of our Class A common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and MLV in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. In connection with the sale of the Class A common stock on our behalf, MLV may, and will with respect to sales effected in an "at-the-market offering," be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

        The offering pursuant to the sales agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A common stock subject to the sales agreement, (ii) July 21, 2014 or (iii) the termination of the sales agreement as permitted therein.

        MLV and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, MLV will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

        The validity of the shares of our Class A common stock being offered by this prospectus supplement has been passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. MLV is being represented in connection with this offering by LeClairRyan, a Professional Corporation, New York, New York.

EXPERTS

        The consolidated financial statements of Wave Systems Corp. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2012 consolidated financial statements contain an explanatory paragraph that states that Wave has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012 expresses KPMG's opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effects of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment a material weakness as of December 31, 2012 related to inadequate resources to effectively execute internal controls over accounting for significant, complex accounting matters.

WHERE YOU CAN FIND MORE INFORMATION

        Wave is subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to Wave's obligations under the Securities Exchange Act of 1934, Wave files reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave's website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.

        As stated previously, our Class A common stock is traded on the NASDAQ Capital Market. Material filed by Wave can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows Wave to incorporate into this prospectus supplement information Wave files with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information Wave files with the SEC after the date of this prospectus supplement will automatically update and supersede this information. Wave incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that are part of this offering have been sold. Wave also incorporates by reference herein any information it files with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents Wave has incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 10, 2013 and August 8, 2013;

  •
  Current Reports on Form 8-K filed with the SEC on January 11, 2013, March 18, 2013, April 30, 2013, May 16, 2013, June 21, 2013, July 3, 2013, July 10, 2013, July 24, 2013, July 30, 2013 and September 20, 2013;

  •
  The description of Wave's common stock contained in its Registration Statement on Form 8-A; and

  •
  Wave's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2013.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        Wave will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

PROSPECTUS

WAVE SYSTEMS CORP.
480 Pleasant Street
Lee, Massachusetts 01238
(413) 243-1600

$20,000,000

Class A Common Stock
Preferred Stock
Warrants
Units

        We may offer from time to time:

  •
  Shares of our Class A common stock;

  •
  Shares of our preferred stock;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus; and

  •
  Any combination of these securities.

        The securities we offer will have an aggregate public offering price of up to $20,000,000.

        We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

        Our Class A common stock is traded on the Nasdaq Capital Market under the symbol "WAVX." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on a securities exchange or inclusion on an electronic quotation system.

        As of August 30, 2013, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or the public float, was approximately $43.2 million, which was calculated based on 31,538,367 shares of outstanding Class A common stock held by non-affiliates and on a price per share of $1.37, the closing price of our Class A common stock on the Nasdaq Capital Market on August 30, 2013. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2013.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is current as of the date of this prospectus even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities registered under this prospectus, we will provide a supplement to this prospectus that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, and you may obtain copies of those documents as described below under "Where You Can Find More Information." Unless the context requires otherwise or unless otherwise noted, all references to "Wave," "we," or "our" are to Wave Systems Corp.

i

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

        Various statements made in this prospectus under the captions "Our Company" and "Risk Factors," and made elsewhere in this prospectus, and in documents incorporated into this prospectus, are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, level of activity or performance to be materially different from those expressed or implied by any forward-looking statement. This prospectus includes, without limitation, forward-looking information about the following:

  •
  the development of the markets and demand for our products and services;

  •
  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

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  our ability to generate revenues from sales of products;

  •
  our ability to generate license and other fee revenue in the future;

  •
  the amounts we invest in research and development activities in the future;

  •
  future levels of operating expenses associated with our business;

  •
  our future revenues and results of operations;

  •
  our future exposure to market risk; and

  •
  our future capital needs and our ability to fund those needs.

        When used in this prospectus, the words "may," "will," "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "future," "could," "should," "would," "expect," "envision," "potentially" and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus under the heading "Risk Factors" and the documents incorporated herein by reference.

        In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

ii

OUR COMPANY

        Wave develops, produces and markets products for hardware-based digital security, including security applications and services that are complementary to, and work with, the specifications of the Trusted Computing Group, www.trustedcomputinggroup.org (the "TCG"), an industry standards organization comprised of computer and device manufacturers, software vendors and other computing products manufacturers. Specifications developed by the TCG are designed to address a broad range of current and evolving digital security issues. These issues include: identity protection, data security, digital signatures, electronic transaction integrity, platform trustworthiness, network security and regulatory compliance.

        The TCG was formed in April 2003 by its promoting founders: AMD, HP, IBM, Intel, and Microsoft. Wave was initially invited to join the founding group as a contributing member. Since 2008, Wave has held a permanent seat on the TCG Board of Directors (the "TCG Board"). Wave has also elevated its membership status to "Promoter", the highest level of the TCG. Permanent members of the TCG Board provide guidance to the organization's work groups in the creation of specifications used to protect personal computers ("PCs") and other computing devices from attacks and to help prevent data loss and theft. Wave's enhanced membership status allows it to take a more active role in helping to develop, define and promote hardware-enabled trusted computing security technologies, including related hardware building blocks and software interfaces. Wave is eligible to serve on and chair the TCG Board and the Work Groups and Special Committees thereof. Wave is permitted to submit revisions and addendum proposals for specifications with design guides and is similarly permitted to review and comment on design guides prior to their adoption.

        One of the current TCG specifications recommends a hardware-based trusted computing platform, which is a platform that uses a semiconductor device, known as a Trusted Platform Module ("TPM") that contains protected storage and performs protected activities, including platform authentication, protected cryptographic processes and capabilities allowing for the attestation of the state of the platform which provides the first level of trust for the computing platform (a "Trusted Platform"). The TPM is a hardware chip that is separate from the platform's main CPU (s) that enables secure protection of files and other digital secrets and performs critical security functions such as generating, storing and protecting "cryptographic keys" which are secret codes used to decipher encrypted or coded data. While TPMs provide the anchor for hardware security, known as the "root of trust", trust is achieved by integrating the TPM within a carefully architected trust infrastructure and supporting the TPM with essential operational and lifecycle services, such as key management and credential authentication.

        Prior to the formation of the TCG, Wave developed its pioneering EMBASSY® (EMBedded Application Security System) Trust System. The EMBASSY Trust System is a combination of client hardware consisting of the EMBASSY 2100 security chip (the "EMBASSY chip") and its firmware, and software consisting of the Trust Assurance Network ("TAN"), a back-office infrastructure that manages its security functions. As the market for TPM-enabled products has developed with computing devices being shipped in volume by leaders in the PC industry, Wave has enabled the development work on the EMBASSY Trust System to support security hardware based on the TCG specifications by repurposing these product assets. Wave has since developed a set of applications known as the EMBASSY Trust Suite, EMBASSY Trust Server products, middleware and software tools to work with various other chip manufacturers' TCG-specified TPMs that are now available.

        On September 22, 2011 Wave completed its acquisition of 100% of the business of Safend Ltd. ("Safend"), a company incorporated under the laws of Israel. Safend provides endpoint data loss protection solutions, including port and device control, encryption for removable media and content inspection and discovery.

        Wave's operations to-date have consisted primarily of product development, performance under contract to develop products and marketing and sales to PC and semi-conductor chip original equipment manufacturers ("OEMs"), resellers, and enterprises.

        Wave was incorporated in Delaware under the name Indata Corp. on August 12, 1988. Wave changed its name to Cryptologics International, Inc. on December 4, 1989. Wave changed its name again to Wave Systems Corp. on January 22, 1993. Wave's principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238 and Wave/s telephone number is (413) 243-1600.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed below, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described below and in Wave's SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the value of our securities could decline, and you might lose all or part of your investment.

         In preparing our financial statements for the fiscal year ended December 31, 2012, we identified a material weakness in our internal control over financial reporting, and our failure to remedy this or other material weaknesses could result in material misstatements in our financial statements.

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is defined in Rule 13-a15(f) and 15-d15(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our management identified a material weakness in our internal control over financial reporting as of December 31, 2012. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified by management as of December 31, 2012 related to our failure to maintain sufficient professional accounting resources to effectively execute our internal controls and procedures over significant, complex accounting matters. See "Item 9A—Management's annual report on internal control over financial reporting" included in the December 31, 2012 Form 10-K filed on March 18, 2013 for further information. In addition, based on an evaluation of our disclosure controls and procedures as of June 30, 2013, and due to the material weakness in our internal control over financial reporting described above, our chief executive officer and chief financial officer concluded that, as of such date, our disclosure controls and procedures were not effective.

        We have begun to implement remedial measures designed to address this material weakness. If our remedial measures are insufficient to address this material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

         Our business, financial condition and results of operations may be adversely affected by the unprecedented economic and market conditions.

        The recent global economic downturn could significantly and adversely affect our business, financial condition and results of operation in various ways. The decline in economic conditions has negatively impacted the demand for our products and services and our ability to conduct our business, thereby reducing our revenues and earnings. In addition, the economic downturn, has negatively impacted, and/or may negatively impact among other things:

  •
  the continued growth and development of our business;

  •
  our liquidity;

  •
  our ability to raise capital and obtain financing; and

  •
  the price of our common stock.

         We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

        We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations. Wave's revenue during the six-months ended June 30, 2013 was less than operating expenses as our products have not yet attained widespread commercial acceptance. This is due in part to the early stage nature of the digital security industry in which we operate. As of June 30, 2013, we had an accumulated deficit of approximately $410.6 million and negative working capital of approximately $8.3 million. Given the lack of widespread adoption of the technology for our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

        To achieve profitability we must, among other things:

  •
  convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

  •
  continue to convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing;

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  convince consumers to choose to order, purchase and accept products using our products and services;

  •
  continue to maintain the necessary resources, especially talented software programmers;

  •
  continue to develop relationships with personal computer manufacturers, computer chip manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

  •
  generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

        If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

         We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. We expect to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. We may be unable to raise or generate the additional financing or cash flow which will be necessary to continue as a going concern for the next twelve months.

        In addition to our efforts to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, we may evaluate additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If Wave issues additional shares of stock, Wave's stockholders' ownership will be diluted and the shares issued may have rights, preferences or privileges senior to those of Wave's common stock. In addition, if we pursue debt financing we may be required to pay interest costs. The failure to generate sufficient cash flow to fund our forecasted expenditures would require us to reduce our cash burn rate, which would in turn impede our ability to achieve our business objectives. Even if we are successful in raising additional capital, uncertainty with respect to Wave's viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not our business model is viable. If we are not successful in generating sufficient cash flow or obtaining additional funding, we may be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures. Due to our current cash position, our forecasted capital needs over the next twelve months and beyond, the fact that we will require additional financing and uncertainty as to whether we will achieve our sales forecast for our products and services, substantial doubt exists with respect to our ability to continue as a going concern.

         A single customer accounts for a significant portion of our revenues and, therefore, the loss of that customer may have a material adverse effect on our results of operations.

        We expect that a small number of customers will continue to account for a large portion of our revenues for the foreseeable future. We have one customer that accounted for approximately 45% of our revenue for the six-month period ended June 30, 2013. If our relationship with any of our significant customers were disrupted, we could lose a significant portion of our anticipated revenues which may have a material adverse effect on our results of operations.

        Factors that could influence our relationships with our customers include, among other things:

  •
  our ability to sell our products at prices that are competitive with our competitors;

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  our ability to maintain features and quality standards for our products sufficient to meet the expectations of our customers; and

  •
  our ability to produce and deliver a sufficient quantity of our products in a timely manner to meet our customers' requirements.

         If our OEM customers fail to purchase our components or to sell sufficient quantities of their products incorporating our components, or if our OEM customers' sales timing and volume fluctuates, it may have a material adverse effect on our results of operations.

        In general, our ability to make sales to OEM customers depends on our ability to compete on price, delivery and quality. The timing and volume of these sales depend upon the sales levels and shipping schedules for the products into which our OEM customers incorporate our products. Thus, even if we develop a successful component, our sales will not increase unless the product into which our component is incorporated is successful. If our OEM customers decide not to incorporate our products as components of their products or fail to sell a sufficient quantity of products incorporating our components, or if the OEM customers' sales timing and volume fluctuate, it may lead to a reduction in our sales and have a material adverse effect on our results of operations.

        Sales to a relatively small number of OEM customers, as opposed to direct retail sales to end customers, comprise a large portion of our revenues. Dell accounted for approximately 45% of our revenue for the six-months ended June 30, 2013. From time to time Dell updates its hardware platforms with new security solutions packages. Our bundled software has been included on Dell platforms since 2006 (including on the Dell Data Protection Access solution (DDPA) that is currently shipping). On March 15, 2013, Dell notified us that it will be replacing the DDPA solution in its next generation of client hardware platforms expected to begin shipping later this year. As it has with other solution upgrades since 2006, Dell has also informed us that it will continue to discuss with Wave opportunities to include our software on new and future Dell platforms and that it plans to continue to include our bundled software with Dell hardware platforms that are currently shipping. However, Dell has not communicated to us any decisions regarding the next platform and we have no assurance that our software will be included in Dell's new or future platforms. If we are not successful in continuing to sell our technologies with Dell's new and future platforms, this could have a material adverse impact on our revenues in years after 2013.

         Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

        The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

        Wave's business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

        As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

         Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

        Wave's product offering represents a highly complex architecture designed to solve many of the security issues currently present with computer systems such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

        Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the enterprise and consumer markets, which will likely be necessary for us to be a successful commercial enterprise.

         Our products have not been accepted as industry standards, which may slow their sales growth.

        We believe platforms adopting integrated hardware security into the PC will become a significant standard feature in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology, and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

         If we do not keep up with technological changes our product development and business growth will suffer.

        Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements and emerging industry standards, our success will depend upon, among other things, our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer and we may not have the ability to remain in business.

         We are subject to risks relating to potential security breaches of our software products.

        Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

        A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks. If the security of products or services is breached, our results of operations may be materially adversely affected by the liability resulting from the breach.

         Competition and competing technologies may render some or all of our products non-competitive or obsolete.

        An increasing number of market entrants have introduced or are developing products and services that compete with Wave's. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave's potential competitors include security solutions providers such as RSA Security, Inc. (a division of EMC), Symantec, CA, Verisign, Inc., Entrust, Inc., Utimaco (acquired by Sophos), PGP (acquired by

Symantec), Credant, SafeBoot (acquired by McAfee), SafeNet, WinMagic, Secude (acquired by SAP) and GuardianEdge (acquired by Symantec) and major systems integrators such as IBM, HP and EDS. In addition, Wave competes with other client security applications companies that are developing trusted computing applications including Softex Incorporated, Phoenix Technologies Ltd., Infineon Technologies AG and Microsoft.

        Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave's early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

         We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

        Due in large part to Wave's early stage and lesser name recognition we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems' integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

         Product defects or development delays may limit our ability to sell our products.

        We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market's demand.

         If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

        We believe that our future success depends upon the continued service of our key technical personnel and on our ability to attract and retain highly skilled technical, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

         We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

        Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

        We rely on trade secrets and proprietary know-how which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached and we may not have adequate remedies for these breaches. Our trade secrets may become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. However, intellectual property laws may not adequately protect our technology. We have registered various trademark and service mark registrations with the United States Patent and Trademark Office. Wave may apply for additional name and logo marks in the United States and foreign jurisdictions in the future, but we cannot be assured that registration of any of these trademarks will be granted.

         We conduct a portion of our operations in the State of Israel and, therefore, political, economic and military instability in Israel and its region may adversely affect our business.

        Safend's operations are located in the State of Israel which will constitute a material portion of our business. Accordingly, political, economic and military conditions in Israel and the surrounding region may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has caused security and economic problems in Israel. Although Israel has entered into peace treaties with Egypt and Jordan, and various agreements with the Palestinian Authority, there has been a marked increase in violence, civil unrest and hostility, including armed clashes, between the State of Israel and the Palestinians and others, since September 2000. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created heightened unrest and uncertainty in the region. In mid-2006, Israel engaged in an armed conflict with Hezbollah, a Shiite Islamist militia group based in Lebanon, and in June 2007, there was an escalation in violence in the Gaza Strip. From December 2008 through January 2009, Israel engaged in an armed conflict with Hamas, which involved missile strikes against civilian targets in various parts of Israel and which negatively affected business conditions in Israel. Presently, there is great international concern in connection with Iran's efforts to develop and enrich uranium which could lead to the development of nuclear weapons. Iran's successful enrichment of uranium could significantly alter the geopolitical landscape in the Middle East, including the threat of international war, which could significantly impact business conditions in Israel.

        Recent political uprisings, regime changes and social unrest in various countries in the Middle East and North Africa are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and have raised new concerns regarding security in the region and the potential for armed conflict. Among other things, this instability may affect the global economy and marketplace through changes in oil and gas prices. Further escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and the portion of our business related to our operations there.

         Safend received Israeli government grants for certain of its research and development activities. The terms of these grants may require Safend to meet certain requirements in order to manufacture products and transfer technologies outside of Israel. Safend may be required to pay penalties in addition to repayment of the grants. Such grants may be terminated or reduced in the future, which would increase our costs.

        The research and development efforts of Safend have been financed, in part, through grants that Safend has received from the Israeli Office of the Chief Scientist, or OCS. Safend therefore must comply with the requirements of the Israeli Law for the Encouragement of Industrial Research and Development, 1984, and related regulations, or the Research Law regarding the intellectual property and products generated by Safend. The terms of these grants and the Research Law restrict the transfer of know-how if such know-how is related to products, know-how and/or technologies which were developed using the OCS grants, and the transfer of manufacturing or manufacturing rights of such products, technologies and/or know-how outside of Israel without the prior approval, pursuant to the Research Law, of the appropriate authority of the OCS. Therefore, the discretionary approval of an OCS committee will be required for any transfer to third parties outside of Israel of rights related to certain of Safend's technologies which have been developed with OCS funding. Safend may not receive the required approvals should it wish to transfer this technology and/or development outside of Israel in the future.

        Furthermore, the OCS may impose certain conditions on any arrangement under which Safend transfers technology or development out of Israel. Overseas transfers of technology, manufacturing and/or development from OCS funded programs, even if approved by the OCS, may be subject to restrictions set forth in the Research Law. We cannot be certain that any approval of the OCS will be obtained on terms that are acceptable to us, or at all. If Safend fails to comply with the conditions imposed by the OCS, including the payment of royalties with respect to grants received, we may be required to refund any OCS payments previously received by Safend, together with interest and penalties, and may also be subject to criminal penalties.

         We may not be able to realize all of the anticipated benefits of our acquisition of Safend if we fail to integrate Safend successfully, which could reduce our profitability.

        Our ability to realize the anticipated benefits of our acquisition of Safend will depend, in part, on our ability to integrate the business of Safend successfully and efficiently with our business. The combination of two independent companies is a complex, costly and time-consuming process. The integration process may disrupt the business of either or both of the companies and, if implemented ineffectively, preclude realization of the full benefits expected by us. If we are not successful in this integration, our financial results could be adversely impacted. Our management will be required to dedicate significant time and effort to this integration process, which could divert their attention from other business concerns. In addition, the overall integration of the two companies may result in unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other relationships, a loss of key employees, and diversion of management's attention, and may cause our stock price to decline. The difficulties of combining the operations of the two companies include, among others:

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  challenges associated with minimizing the diversion of management attention from ongoing business concerns;

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  addressing differences in the business cultures of Wave and Safend;

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  coordinating geographically separate organizations which may be subject to additional complications resulting from being geographically distant from our other operations;

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  coordinating and combining international operations, information systems, relationships, and facilities, and eliminating duplicative operations;

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  retaining key employees and maintaining employee morale;

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  unanticipated changes in general business or market conditions that might interfere with our ability to carry out all of its integration plans; and

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  preserving important strategic and customer relationships.

        In addition, even if Safend's operations are integrated successfully with ours, we may not realize the full potential benefits of the transaction, including the leveraging of production and combined research and development that are expected. Such benefits may not be achieved within our anticipated time frame, or at all.

         Regulation of international transactions may limit our ability to sell our products in foreign markets.

        Most of our software products are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. With respect to our EMBASSY Trust Suite and EMBASSY Trust Server software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, North Korea, Sudan and Syria.

        Any new product offerings will be subject to review by the Bureau of Export Administration to determine what export classification they will receive. Enhancements to existing products may be subject to review by the Bureau of Export Administration to determine their export classification. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently we are allowed to export the products for which we have received classification in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

        In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part on having access to international markets. A violation of foreign regulations could limit our access to such markets and have a negative effect on our results of operations.

         Our stock price is volatile.

        The price of our Class A common stock has been, and likely will continue to be, subject to wide fluctuations in response to a number of events and factors, such as:

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  quarterly variations in operating results;

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  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

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  the operating and stock price performance of other companies that investors may deem comparable to us; and

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  news reports relating to trends in our markets.

        In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock or any of our other securities for which a market develops, regardless of our operating performance. Securities class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. It is possible that we could become the target of additional litigation of this kind that would require substantial management attention and expense. The diversion of management's attention and capital resources could have a material adverse affect on our business. In addition, any negative publicity or perceived negative publicity of any such litigation could have an adverse impact on our business.

         Sales of our common stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our common stock to fall.

        During January 2012, we entered into an At Market Issuance Sales Agreement ("2012 ATM") (with MLV & Co. LLC ("MLV") under which we are able to sell shares of our common stock from time to time through MLV. Continued sales of our common stock, if any, under the 2012 ATM will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Future sales of our common stock are not guaranteed, and there are no firm commitments to receive funding under the 2012 ATM. The issuance from time to time of these new shares of common stock, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock.

         We may be subject to conflicts of interest that could adversely slow our corporate governance process.

        Our Board of Directors does not include any representatives of our strategic partners. However, our Board of Directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board's deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

         Governmental regulation may slow our growth and decrease our profitability.

        There are currently few laws or regulations that apply directly to the internet. Because our business is dependent in significant respect on the internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of internet usage or the acceptance of internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

        Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

         If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

        If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

         If our common stock ceases to be listed for trading on the NASDAQ Capital Market it may harm our stock price and make it more difficult to sell shares.

        Our common stock is listed on the NASDAQ Capital Market. In order to maintain our NASDAQ listing NASDAQ Marketplace Rule 5550(a)(2) requires that the bid price for our common stock not fall below $1.00 per share for a period of 30 consecutive trading days. Because of the volatility in our common stock price there can be no assurance that we will be able to maintain compliance with this requirement. If our minimum bid price remains below $1.00 for 30 consecutive trading days, under the current NASDAQ Capital Market rules, we will have a period of 180 days to attain compliance by meeting the minimum bid price requirement for 10 consecutive days during the compliance period. In the event that we do not regain compliance during such 180 day period we would be entitled to an additional 180 day compliance period if we meet the other initial listing requirements of the NASDAQ Capital Market at the end of such initial 180 day period. If our common stock ceases to be listed for trading on the NASDAQ Capital Market we expect that our common stock would be traded on the Financial Industry Regulatory Authority's Over-the-Counter Bulletin Board (OTC-BB). The level of trading activity of our common stock may decline if it is no longer listed on the NASDAQ Capital Market. If our common stock ceases to be listed for trading on the NASDAQ Capital Market for any reason it may harm our stock price, increase the volatility of our stock price and make it more difficult to sell your shares of our common stock.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preference dividends, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

        Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and funding the acquisition of related businesses and technologies.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

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  Shares of our Class A common stock, par value $.01 per share;

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  Shares of our preferred stock, par value $.01 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus; or

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  Any combination of these securities.

        The terms of any securities offered, including the price, will be determined at the time of sale. We may issue preferred stock that is exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

        Following is a summary of the material terms of Wave's capital stock, including its Class A common stock. The summary is not complete and should be read in conjunction with Wave's Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation") and Restated By-Laws which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 150,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value. Shares of our Class B common stock are not being offered pursuant to this prospectus.

        As of August 30, 2013, a total of 31,538,367 shares of our Class A common stock and 8,722 shares of our Class B common stock were issued and outstanding. No shares of our preferred stock were issued and outstanding as of August 30, 2013.

        In addition, as of August 30, 2013:

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  3,623,642 shares of Class A common stock were reserved for issuance upon the exercise of employee and director options outstanding;

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  1,911,332 shares of Class A common stock were reserved for issuance under existing option plans;

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  342,250 of Class A common stock were reserved for issuance under employee stock purchase plan; and

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  2,360,569 shares of Class A common stock were reserved for the exercise of warrants outstanding.

Common Stock

        Wave's Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

        The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave's board of directors or in the event of an "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave's board of directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave's board of directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision does not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of our initial public offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

        Under Wave's Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave's Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

        Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave's board of directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave's Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

        The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

        Neither class of common stock contains preemptive or other rights of the holders to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Listing

        Wave's Class A common stock is listed on the NASDAQ Capital Market under the trading symbol "WAVX."

Transfer Agent and Registrar

        The transfer agent and registrar for Wave's common stock is American Stock Transfer and Trust Company, LLC. The transfer agent's address is 6201 15th Avenue, Brooklyn, New York 11219 and the telephone number is (718) 921-8210.

Preferred Stock

        Pursuant to Wave's Restated Certificate of Incorporation, Wave's board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock, in one or more series. Wave's board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, as well as the qualifications, limitations or restrictions of any unissued series of preferred stock. Wave's board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.

        We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The General Corporation Law of the State of Delaware, the state of Wave's incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right would be in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-takeover Effects of Provisions of our Restated Certificate of Incorporation and Restated By-laws and of Delaware Law

        Certain provisions of Wave's charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of Wave's common stock.

  Restated Certificate of Incorporation and Restated By-laws.

        Wave's Restated By-laws provide for an advance notice procedure for stockholder proposals to be considered at annual meetings of stockholders, such as the nomination, other than by or at the direction of Wave's board of directors, of candidates for election as directors. In addition, under Wave's Restated By-laws newly created directorships resulting from any increase in the number of directors (which may be undertaken by action of a majority of the board of directors) or any vacancies in the board of directors resulting from death, resignation, removal (which may be undertaken by action of a majority of the board of directors) or otherwise, may be filled by the remaining director or directors. Provisions of Wave's Restated By-laws may be amended by the board of directors without the approval of Wave's shareholders. Wave's Restated Certificate of Incorporation provides that Wave's board of directors may provide for the issuance of preferred stock in one or more series with distinctive serial designations, rights, preferences, and limitations of the shares of each such series as the board of directors determines. Wave's board of directors could designate and issue preferred stock in a manner that could adversely affect voting or other rights of Wave's common stock. As described above, shares of Wave's Class B common Stock have special voting rights with respect to mergers and certain other transactions that could result in a change in control of Wave. The foregoing provisions could be used to deter or delay certain transactions involving an actual or potential change in control of Wave.

  Delaware Takeover Statute.

        Section 203 of the Delaware General Corporation Law generally prohibits a publicly-held Delaware corporation from engaging in an acquisition, asset sale or other transaction resulting in a financial benefit to any person who, together with affiliates and associates, owns, or within three years did own, 15.0% or more of a corporation's voting stock. The prohibition continues for a period of three years after the date of the transaction in which the person becomes an owner of 15.0% or more of the corporation's voting stock, unless the business combination is approved in a prescribed manner. The statute could prohibit, delay, defer or prevent a change in control with respect to Wave.

DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants that may be issued under this prospectus. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued under this prospectus independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent, if retained, will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in any applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, number and terms of the securities purchasable upon exercise of the warrants;

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  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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  the date, if any, on and after which the warrants and related securities, if any, will be separately transferable;

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  the price at which each security purchasable upon exercise of the warrants may be purchased;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire, and procedures and conditions relating to the exercise of the warrants;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material or special United States federal income tax considerations applicable to the warrants;

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  provisions for adjustment of the exercise price or number or amount of securities issuable upon the exercise of the warrants; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus.

        We may issue units comprised of one or more shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply, as the case may be, to each unit and to any Class A common stock, preferred stock or warrant included in each unit, respectively.

        We may issue units in such amounts and in such numerous distinct series as we determine.

 PLAN OF DISTRIBUTION

        We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly (including our affiliates), through agents or through a combination of these methods. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities (including any managing underwriters), the public offering or purchase price of such securities, the net proceeds we will receive from such sale, any delayed delivery arrangements, any underwriting discounts, commissions and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions (inside and outside of the United States) where we are authorized to do so.

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The maximum compensation or discount to be received by any member of the Financial Industry Regulatory Authority or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant to Rule 415 under the Securities Act.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        Our Class A common stock is listed on the Nasdaq Capital Market under the symbol "WAVX". Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for Wave by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Wave Systems Corp. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2012 consolidated financial statements contain an explanatory paragraph that states that Wave has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012 expresses KPMG's opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 because of the effects of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment a material weakness as of December 31, 2012 related to inadequate resources to effectively execute internal controls over accounting for significant, complex accounting matters.

WHERE YOU CAN FIND MORE INFORMATION

        Wave is subject to the periodic filing requirements of the Exchange Act. Further to Wave's obligations under the Exchange Act, Wave files reports, proxy and information statements and other information with the SEC. These reports, proxy and information statements and other information may be inspected and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation for the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including Wave). The address of this site is http://www.sec.gov. Wave makes available, free of charge on its website, www.wave.com, certain corporate governance materials and, by means of a link to www.nasdaq.com, its annual report on Form 10-K, quarterly reports on Form 1-0Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Please note that any references to www.wave.com in the registration statement and this prospectus are inactive textual references only and that the information contained in Wave's website is neither incorporated by reference into this registration statement or prospectus nor intended to be used in connection with this offering.

        As stated previously, Wave's Class A common stock is traded on the Nasdaq Capital Market. Material filed by Wave can be inspected the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows Wave to incorporate into this prospectus information Wave files with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information Wave files with the SEC after the date of this prospectus will automatically update and supersede this information. Wave incorporates by reference the documents listed below and any future filings made with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the securities that are part of this offering have been sold. Wave also incorporates by reference herein any information it files with the SEC under Section 13(a), 13(c), 14 or 15(d) after the date of the filing of this registration statement and prior to the effectiveness of this registration statement. The documents Wave has incorporated by reference are:

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  Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed with the SEC on May 10, 2013 and August 8, 2013;

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  Current Reports on Form 8-K filed with the SEC on January 11, 2013, March 18, 2013, April 30, 2013, May 16, 2013, June 21, 2013, July 3, 2013, July 10, 2013, July 24, 2013 and July 30, 2013;

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  The description of Wave's common stock contained in its Registration Statement on Form 8-A; and

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  Wave's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2013.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        Wave will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or telephoning the Company's Secretary at Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.

WAVE SYSTEMS CORP.

$15,000,000

Class A Common Stock

Prospectus Supplement

The date of this prospectus supplement is September 20, 2013.